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                                                                 EXHIBIT (C)(11)

                        AMENDMENT TO NONQUALIFIED STOCK
                           OPTION AGREEMENT UNDER THE
                 INSTRON CORPORATION 1992 STOCK INCENTIVE PLAN

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NUMBER OF SHARES                                                   DATE OF GRANT

     WHEREAS, Instron Corporation (the "Company") granted                (the
"Optionee")                shares on the Date of Grant                ;

     WHEREAS, the respective general partner and Board of Directors of Kirtland Capital Partners III, L.P., an Ohio limited partnership, ISN Acquisition Corporation, a Massachusetts corporation ("MergerCo.") and the Company have approved the merger of MergerCo. into the Company (the "Merger") in accordance with the Massachusetts Business Corporation Law;

     WHEREAS, the stockholders of the Company approved the Merger on
            , 1999, and a Change of Control as defined in Section 15 of the Plan has occurred;

     WHEREAS, each Option is immediately vested and exercisable pursuant to
Section 5 of the Nonqualified Stock Option Agreement (the "Agreement");

     WHEREAS, effective upon consummation of the merger of ISN Acquisition Corporation into the Company and pursuant to Section 6 of the Agreement and
Section 3(b) of the Plan, the Option Shares will be adjusted as provided herein;

     WHEREAS, pursuant to Section 13 of the Instron Corporation 1992 Stock Incentive Plan (the "Plan"), as amended through the date hereof, the Company hereby amends the Agreement effective upon the consummation of the Merger by amending the Agreement as follows:

          1. A new second paragraph is added to the Agreement following the end of the first paragraph:

             Effective upon consummation of the merger of ISN Acquisition Corporation into the Company, and pursuant to the Plan, the Option described in the preceding paragraph is converted into an Option to
        purchase on or prior to the "Expiration Date" [               ] [ 2/10
        of the number before the Merger]     shares of Common Stock of the
        Company (the "Option Shares") at a price of [               ] [five (5)]
        times each Option's original exercise price of $          ] and subject
        to the terms and conditions set forth hereinafter and in the Plan. To the extent the preceding paragraph is inconsistent with this paragraph, this paragraph shall govern.

          2. Section 1 is amended to read:

             Each Option is immediately vested and exercisable upon the consummation of the Merger.

          3. Section 4(d) of the Agreement is hereby deleted.

          4. Section 5 is amended as follows:

          5. EFFECT OF CERTAIN TRANSACTIONS. In the event of any stock dividend, stock split or similar change in capitalization of the Company or any merger, consolidation, dissolution or liquidation of the Company, then the provisions of Section 3(b) of the Plan shall apply with respect to this Option.

                                          INSTRON CORPORATION

                                          By:
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     The foregoing Amendment to Agreement is hereby accepted and the terms and
conditions thereof are hereby agreed to by the undersigned as of             ,
1999.

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                                          Optionee:

                                          Optionee's Address:

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